Exhibit 99.1

News Release

Contacts: Diane Salucci,

Vice President of Corporate Communications and Investor Relations

(858) 668-2586 x3690

Or

J. Spencer Davis

Director of Investor Relations

(858) 668-2586 x4190

investorrelations@bridgepointeducation.com

Bridgepoint Education Reports First Quarter 2009 Results

115.4% year-over-year enrollment growth drives revenues

SAN DIEGO, CA. May 21, 2009 — Bridgepoint Education (NYSE:BPI), a provider of postsecondary education services, announced today its results for the three-month period ended March 31, 2009.

•                  Total student enrollment increased 115.4% year over year to 42,025 at the end of the quarter.

•                  Revenue increased 116.4% to $84.3 million from $38.9 million for the same period in 2008.

•                  Operating income increased 91.9% to $7.2 million from $3.7 million for the same period in 2008.  Non-GAAP operating income, which excludes a charge of $11.1 million taken in the first quarter related to the settlement of a stockholder claim (of which $10.6 million was non-cash), was $18.2 million, a 388.7% increase from the same period in 2008.  See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

•                  Net income was $3.9 million, a decrease from $4.0 million from the same period in 2008. Non-GAAP net income, which excludes the net income effect of $7.0 million related to the settlement charge discussed above, was $10.9 million, a 173.9% increase from the same period in 2008.  See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

 “We are pleased to report strong enrollment and revenue growth for the first quarter of 2009,” said Andrew Clark, Chief Executive Officer of Bridgepoint Education. “Our first quarter achievements are a testament to how well our approach is being embraced by our students. We attribute much of our success to three factors: a strong value proposition, a high-quality academic experience and an effective management team.”

Initial Public Offering

On April 14, 2009, Bridgepoint Education priced its initial public offering, and on the following day, its common stock commenced trading on the New York Stock Exchange under the ticker symbol “BPI.”  The initial public offering closed on April 20, 2009, at which time Bridgepoint Education sold 3,500,000 shares of common stock and selling stockholders sold 12,025,000 shares of common stock, including 2,025,000 shares sold by a selling stockholder pursuant to the exercise in full of the underwriters’ over-allotment option.

Student Enrollment

Total student enrollment at Bridgepoint Education’s academic institutions, Ashford University and University of the Rockies, increased 115.4% to 42,025 students at March 31, 2009, compared with 19,509 students at the end of first quarter of 2008. As of March 31, 2009, 98% of the total student population accessed their classes exclusively online.

New student enrollments for the first quarter of 2009 at both of Bridgepoint Education’s academic institutions were approximately 16,800, an increase of 90.9%, compared with new enrollments of approximately 8,800 for the first quarter of 2008.

Financial Results

Revenue for the first quarter of 2009 was $84.3 million, an increase of 116.4% compared with revenue of $38.9 million for the first quarter of 2008.

Operating income in the first quarter of 2009 was $7.2 million, compared with $3.7 million for the same period in 2008. Non-GAAP operating income, which excludes a charge of $11.1 million taken in the first quarter related to the settlement of a stockholder claim (of which $10.6 million was non-cash), was $18.2 million, a 388.7% increase from the same period in 2008.  See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

Net income for the first quarter of 2009 was $3.9 million compared with net income of $4.0 million for the first quarter of 2008. Non-GAAP net income, which excludes the settlement charge discussed above, was $10.9 million, a 173.9% increase from the same period in 2008. See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

Fully diluted earnings per common share for the first quarter of 2009 was $0.03.  Non-GAAP fully diluted earnings per common share for the first quarter of 2009, which excludes the settlement charge discussed above and also reflects the conversion of the redeemable convertible preferred stock into common stock as if the conversion happened on January 1, 2009, was $0.20. See “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below.

The Company’s effective tax rate for the first quarter of 2009 was 46.2%.  Before taking into account the settlement charge taken in the first quarter of 2009, the effective tax rate for the quarter was 40.4%. See “Reconciliation of Non-GAAP Measures” below.

Balance Sheet and Cash Flow

As of March 31, 2009, Bridgepoint had cash and cash equivalents of $79.1 million, compared with $56.5 million as of December 31, 2008.  The Company generated $32.3 million of cash from operating activities for the first quarter of 2009, compared with $10.8 million for the same period in 2008.

2009 Outlook

The following guidance for the year ended December 31, 2009, is based on current expectations and actual results may differ materially.  This guidance includes non-GAAP financial measures, which (1) exclude charges related to the settlement of a stockholder claim in the first quarter of 2009 and the acceleration of vesting of certain stock options in connection with the closing of the Company’s initial public offering in the second quarter of 2009 and (2) reflect the conversion of the redeemable convertible preferred stock into common stock as if the conversion happened on January 1, 2009.  See “Forward-Looking Statements,” “About Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures” below. The Company plans to re-affirm or update this guidance quarterly.

•                  Total student enrollment is expected to be between 47,000 and 49,000 at December 31, 2009.

•                  GAAP revenue is expected to be between $405 million and $410 million.

•                  GAAP net income is expected to be between $22 million and $24 million.

•                  Non-GAAP net income is expected to be between $48 million and $50 million.

•                  GAAP fully diluted earnings per common share is expected to be between $0.37 and $0.39, based on an estimated fully diluted weighted average share count of 43.2 million for the year ending December 31, 2009, as discussed below.

•                  Non-GAAP fully diluted earnings per common share is expected to be between $0.87 and $0.90, based on an estimated fully diluted weighted average share count of 55.8 million for the year ending December 31, 2009.

Weighted Average Share Count Estimate.  At the closing of the Company’s initial public offering, all shares of redeemable convertible preferred stock were converted into common shares, increasing the common shares outstanding on April 20, 2009, by 44.7 million shares.  The Company’s expectations for fully diluted weighted average shares outstanding for 2009 and each quarter therein are listed below:

Quarter Ending:	Quarterly Fully Diluted Weighted Average Share Count Estimate:
March 31, 2009*	8.1 million*
June 30, 2009	46.1 million
September 30, 2009	58.7 million
December 31, 2009	59.2 million

Year Ending:	Annual Fully Diluted Weighted Average Share Count Estimate:
December 31, 2009	43.2 million

*Actual.

The numbers shown in the table above reflect the 1-for-4.5 reverse stock split, which occurred on March 31, 2009.

Estimated 2009 Tax Rate.  The Company’s effective tax rate for 2009 is estimated to be 46.2%.  Before taking into account the settlement charge taken in the first quarter of 2009, the Company estimates the effective tax rate would have been 40.4%.  See “Reconciliation of Non-GAAP Measures” below.

About Non-GAAP Financial Measures

To supplement its consolidated financial statements, which statements are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income and non-GAAP fully diluted earnings per common share.

The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results and may help in comparing its current-period results with those of prior periods.  Management believes that they and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods. Management believes these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the results of the Company’s business.

The material limitations of these non-GAAP financial measures are as follows: non-GAAP operating income, non-GAAP net income and non-GAAP fully diluted earnings per common share are not recognized terms under GAAP and do not purport to be alternatives to operating income, net income or fully diluted earnings per common share, respectively, as an indicator of operating performance or any other GAAP measure.  Moreover, because not all companies use identical measures and calculations, the presentation of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.  These limitations are compensated for by using non-GAAP financial measures in conjunction with traditional GAAP operating performance and cash-flow measures.

The following is a description of the non-GAAP financial measures the Company uses in this press release:

Non-GAAP operating income.  Non-GAAP operating income is defined as operating income, plus (1) a charge of $11.1 million taken in the first quarter of 2009 related to the settlement of a stockholder claim (of which $10.6 million was non-cash), and (2) a non-cash expense of $30.4 million taken in the second quarter of 2009 related to the acceleration of certain “exit options” in connection with our initial public offering, as discussed below.

•                  Settlement of stockholder claim.  In February 2009, certain holders of common stock and warrants to purchase common stock asserted various claims against us, our directors and officers and our majority stockholder. On March 29, 2009, the Company reached a settlement with the claimants regarding these claims. The Company recorded a total expense of $11.1 million related to the settlement, of which $10.6 million was a non-cash expense, in the first quarter of 2009.

•                  Acceleration of exit options.  In March 2009, our board of directors amended certain exit options awarded to members of our management team to add an additional vesting condition so that the number of shares underlying the options that would not have vested upon the closing of our initial public offering, under the original terms of the options, would vest in full upon the closing of the offering. The amendment to the exit options resulted in additional estimated compensation expense of $30.4 million, a non-cash expense which was recorded upon the completion of the offering in the second quarter of 2009.

Non-GAAP net income.  Non-GAAP net income is defined as net income, plus (1) the net income effect of $7.0 million related to the $11.1 million expense taken in the first quarter of 2009 in connection with the settlement of the stockholder claim, and (2) the net income effect of $19.3 million related to the $30.4 million expense to be taken in the second quarter of 2009 resulting from the acceleration of certain exit options in connection with our initial public offering.

Non-GAAP fully diluted earnings per common share. Non-GAAP fully diluted earnings per share is defined to mean non-GAAP net income, plus the allocation of net income to preferred stockholders for the period, divided by fully diluted weighted average shares outstanding assuming the conversion of redeemable convertible preferred stock into common stock as if the conversion happened on January 1, 2009, for the applicable period. We believe non-GAAP fully diluted earnings per common share provides a meaningful comparison to future results because all redeemable convertible preferred stock was converted to common stock at the closing of our initial public offering.

These non-GAAP financial measures have been reconciled to the related GAAP measures as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.  See “Reconciliation of Non-GAAP Measures” below.

Earnings Conference Call and Webcast

Bridgepoint Education will host a conference call at 11:30 a.m. EDT today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States is (877) 719-9801 and the dial-in number for international callers is (719) 325-4746. The access code for all callers is 2533844. A live webcast will also be available on the Company’s website at ir.bridgepointeducation.com.

A replay of the call will be available over the telephone through May 28, 2009. To access the replay, please dial (888) 203-1112 in the United States and (719) 457-0820 outside the United States, and then enter the access code 2533844.

About Bridgepoint Education

Bridgepoint Education’s postsecondary education services focus on offering associate’s, bachelor’s, master’s and doctoral programs in the disciplines of business, education, psychology, social sciences and health sciences. Bridgepoint Education’s regionally accredited academic institutions — Ashford University and University of the Rockies — deliver their programs online as well as at traditional campuses located in Clinton, Iowa, and Colorado Springs, Colorado, respectively.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of financial resources. These forward-looking statements are based on assumptions and estimates including, without limitation, those regarding: proposed new programs; expectations that regulatory developments or other matters will not have a material adverse effect on our enrollments, financial position, results of operations and our liquidity; projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; management’s goals and objectives and other similar matters that are not historical facts.  Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking.

Forward-looking statements should not be interpreted as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.

Forward-looking statements are based on information available at the time those statements are made and management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  Important factors that could cause such differences include, but are not limited to: our failure to comply with the extensive regulatory framework applicable to our industry, including Title IV of the Higher Education Act and its regulations, state laws and regulatory requirements and accrediting agency requirements; our ability to continue to develop awareness among, to recruit and to retain students; competition in the postsecondary education market and its potential impact on our market share, recruiting cost and tuition rates; reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions; our ability to attract and retain the personnel needed to sustain and grow our business; our ability to develop new programs or expand our existing programs in a timely and cost-effective manner; economic or other developments potentially impacting demand in our core disciplines or the availability or cost of Title IV or other; and other factors discussed in the “Risk Factors” section of our IPO prospectus dated April 14, 2009, and in periodic reports we file with the Securities and Exchange Commission from time to time.

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

BRIDGEPOINT EDUCATION, INC.

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
	(In thousands, except
	per share amounts)
Revenue	$84,275	$38,948
Costs and expenses:
Instructional costs and services	22,134	12,948
Marketing and promotional	29,106	15,063
General and administrative	25,882	7,210
Total costs and expenses	77,122	35,221
Operating income	7,153	3,727
Other income (expense), net	72	(54)
Income before income taxes	7,225	3,673
Income tax expense (benefit)	3,338	(309)
Net income	3,887	3,982
Accretion of preferred dividends	(541)	(501)
Net income available to common stockholders	$3,346	$3,481
Earnings per common share:
Basic	$0.07	$0.05
Diluted	$0.03	$0.03
Weighted average common shares outstanding used in computing earnings per common share:
Basic	3,498	3,335
Diluted	8,136	6,376

BRIDGEPOINT EDUCATION, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	As of March 31,	As of December 31,
	2009	2008
	(In thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$79,125	$56,483
Restricted cash	691	666
Accounts receivable, net	38,513	28,946
Inventories	301	288
Current portion of deferred income taxes	2,734	2,734
Prepaid expenses and other current assets	10,757	6,773
Total current assets	132,121	95,890
Property and equipment, net	34,701	27,715
Intangibles	1,897	1,897
Deferred income taxes	2,434	2,366
Other long term assets	1,482	1,378
Total assets	$172,635	$129,246

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,851	$4,705
Accrued liabilities	18,864	16,543
Deferred revenue and student deposits	94,599	67,425
Current portion of leases payable	157	142
Current maturities of notes payable	74	74
Other liabilities	37	40
Total current liabilities	117,582	88,929
Leases payable, less current portion	250	308
Notes payable, less current maturities	140	160
Other long term liabilities	3,311	2,740
Rent liability	4,757	3,938
Total liabilities	126,040	96,075
Commitments and contingencies	—	—
Redeemable convertible preferred stock	27,539	27,062
Total stockholders’ equity	19,056	6,109
Total liabilities and redeemable convertible preferred stock and stockholders’ equity	$172,635	$129,246

BRIDGEPOINT EDUCATION, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
	(In thousands)
Operating activities
Net income	$3,887	$3,982
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	4,515	2,957
Depreciation and amortization	1,109	375
Deferred income taxes	(68)	(911)
Stock-based compensation	19	43
Settlement of stockholder litigation expense	10,577	—
Changes in operating assets and liabilities:
Accounts receivable	(14,082)	(5,675)
Inventories	(13)	(10)
Prepaid expenses and other assets	(713)	(1,176)
Other long term assets	(104)	538
Accounts payable and accrued liabilities	(1,382)	1,346
Deferred revenue and student deposits	27,174	9,436
Other liabilities	1,387	(69)
Net cash provided by operating activities	32,306	10,836
Investing activities
Capital expenditures	(7,223)	(1,019)
Restricted cash	(25)	(666)
Net cash used in investing activities	(7,248)	(1,685)
Financing activities
Proceeds from the issuance of common stock	63	—
Costs incurred in connection with IPO	(2,352)	—
Payments on conversion of preferred stock	(64)	—
Payments of capital lease obligations	(43)	(30)
Payments of notes payable	(20)	(91)
Net cash used in financing activities	(2,416)	(121)
Net increase in cash and cash equivalents	22,642	9,030
Cash and cash equivalents at beginning of period	56,483	7,351
Cash and cash equivalents at end of period	$79,125	$16,381
Supplemental disclosure of noncash transactions:
Purchase of equipment included in accounts payable and accrued liabilities	$872	$217
IPO costs included in accounts payable	$919	$—

Reconciliation of Non-GAAP Measures - Historical

	As Reported Three Months ended March 31, 2009	Adjustment for Settlement Charge	Adjustment for Assumed Conversion of Redeemable Convertible Preferred Stock as of January 1, 2009	Adjusted Three Months ended March 31, 2009	As Reported Three Months ended March 31, 2008
	(Unaudited, in thousands, except per share amounts)

Revenue	$84,275	—	—	$84,275	$38,948

Cost and expenses:
Instructional costs and services	22,134	—	—	22,134	12,948
Marketing and promotional	29,106	—	—	29,106	15,063
General and administrative	25,882	(11,060)	—	14,822	7,210

Total costs and expenses	77,122	(11,060)	—	66,062	35,221

Operating income	7,153	11,060	—	18,213	3,727

Other income (expense), net	72	—	—	72	(54)

Income before tax	7,225	11,060	—	18,285	3,673
Income tax expense (benefit)	3,338	4,040	—	7,378	(309)
Net income	3,887	7,020	—	10,907	3,982
Accretion of preferred dividends	(541)	—	—	(541)	(501)
Net income available to common stockholders	$3,346	$7,020	—	$10,366	$3,481

Net income used in earnings per common share calculation	$234	$490	$9,642	$10,366	$182

Earnings per common share:
Basic	$0.07	$0.14	—	$0.22	$0.05
Diluted	$0.03	$0.06	—	$0.20	$0.03

Weighted average common shares outstanding used in computing earnings per common share:
Basic	3,498	—	44,693	48,191	3,335
Diluted	8,136	—	44,693	52,829	6,376

Reconciliation of Non-GAAP Measures - Forward-Looking

						Adjustment for
						Assumed
						Conversion of
				Adjustment	Adjustment	Redeemable
	GAAP			for	for Exit	Convertible			Non-GAAP
	Year Ended			Settlement	Option	Preferred Stock as			Year Ended
	December 31, 2009			Charge	Charge	of January 1, 2009			December 31, 2009
	(Unaudited, in thousands, except per share amounts)

Revenue	$405,000	-	$410,000						$405,000	-	$410,000

Net income	$22,000	-	$24,000	$7,020	$19,295	$—		$—	$48,315	-	$50,315

Net income used in earnings per common share calculation	$16,000	-	$17,000	$5,111	$14,047	$13,157	-	$14,157	$48,315	-	$50,315

Earnings per common share:
Basic	$0.41	-	$0.43	$0.13	$0.36	$—		$—	$0.93	-	$0.97
Diluted	$0.37	-	$0.39	$0.12	$0.32	$—		$—	$0.87	-	$0.90
Pro-forma weighted average shares
Basic	39,403			—	—	12,613			52,016
Diluted	43,228			—	—	12,613			55,841